Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated income statement of PVH for the fiscal year ended January 29, 2012 and the unaudited pro forma consolidated income statement and balance sheet of PVH as of and for the thirty-nine week period ended October 28, 2012 combine the historical financial statements of PVH and Warnaco, giving effect to:

•	the Warnaco acquisition (with aggregate merger consideration of approximately $3.0 billion);

•	the issuance by PVH of debt to fund the Warnaco acquisition;

•	the issuance by PVH of shares of PVH common stock as part of the merger consideration; and

•	the extinguishment of a portion of PVH’s and Warnaco’s existing debt.

The following unaudited pro forma consolidated income statements give effect to these events as if the Warnaco acquisition had occurred on January 31, 2011. The following unaudited pro forma consolidated balance sheet gives effect to these events as if the Warnaco acquisition had occurred on October 28, 2012.

The unaudited pro forma consolidated financial information included herein is derived from the historical financial statements of PVH and Warnaco and is based on certain assumptions which PVH believes to be reasonable, which are described in the section entitled “Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information.” PVH has not performed a complete and thorough valuation analysis necessary to determine the fair market values of all of the Warnaco assets to be acquired and liabilities to be assumed, and accordingly, as described in Note 3(b) below, the unaudited pro forma consolidated financial information includes a preliminary allocation of the purchase price to reflect the fair value of those assets and liabilities. A final determination of the merger consideration, which cannot be made prior to the completion of the Warnaco acquisition, will be based on Warnaco’s number of common shares and equity awards outstanding and PVH’s stock price as of the date of completion of the Warnaco acquisition. A final determination of fair values of Warnaco’s assets and liabilities, which cannot be made prior to the completion of the Warnaco acquisition, will be based on the actual net assets of Warnaco that exist as of the date of completion of the Warnaco acquisition. Consequently, amounts preliminarily assumed for merger consideration and allocated to acquired assets and assumed liabilities could change significantly from those amounts used in the unaudited pro forma condensed consolidated financial information presented below.

The unaudited pro forma consolidated financial information:

•

does not purport to represent what the consolidated results of operations actually would have been if the Warnaco acquisition had occurred on January 31, 2011 or what those results will be for any future periods or what the consolidated balance sheet would have been if the Warnaco acquisition had occurred on October 28, 2012 or what the consolidated balance sheet will be on any future date. The pro forma adjustments are based on information current as of the time of this filing or as otherwise indicated; and

•

has not been adjusted to reflect any matters not directly attributable to implementing the Warnaco acquisition. No adjustment, therefore, has been made for actions which may be taken once the Warnaco acquisition is complete, such as any of PVH’s integration plans related to Warnaco. In connection with the plan to integrate the operations of PVH and Warnaco following the completion of the Warnaco acquisition, PVH anticipates that non-recurring charges, such as costs associated with systems implementation, severance and other costs related to exit or disposal activities, could be incurred. These charges could affect the results of operations of PVH and Warnaco, as well as those of the combined company following the completion of the Warnaco acquisition, in the period in which they are recorded. The unaudited pro forma combined condensed consolidated financial information do not include the effects of the costs associated with any restructuring or integration activities resulting from the Warnaco acquisition, as they are non-recurring in nature and were not factually supportable at the time that the unaudited pro forma combined condensed consolidated financial information was prepared.

Additionally, the unaudited pro forma adjustments do not give effect to any non-recurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. As a result, the actual amounts recorded in the future consolidated financial statements of PVH will differ from the amounts reflected in the unaudited pro forma consolidated financial information, and the differences may be material.

The unaudited pro forma consolidated financial information has been derived from the following sources:

•

Financial information of PVH, as prepared in accordance with GAAP, has been extracted without adjustment from PVH’s audited consolidated income statement for the year ended January 29, 2012 contained in PVH’s Annual Report on Form 10-K filed with the SEC on March 28, 2012, and from PVH’s unaudited consolidated income statement and balance sheet as of and for the thirty-nine week period ended October 28, 2012 contained in PVH’s Quarterly Report on Form 10-Q filed with the SEC on November 28, 2012.

•

Financial information of Warnaco, as prepared in accordance with GAAP, has been extracted from Warnaco’s audited consolidated income statement for the year ended December 31, 2011 contained in Warnaco’s Annual Report on Form 10-K filed with the SEC on February 29, 2012, and from Warnaco’s unaudited consolidated income statement and balance sheet as of and for the thirty-nine week period ended September 29, 2012 contained in Warnaco’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2012. Certain reclassifications have been made to the historical financial statements of Warnaco to conform with PVH’s presentation, primarily related to the presentation of amortization expense of intangible assets, pension expense, deferred income tax assets and liabilities, intangible assets, short-term borrowings and accrued income taxes payable.

The actual amounts recorded as of the completion of the Warnaco acquisition may differ materially from the information presented in these unaudited pro forma condensed consolidated financial information as a result of:

•	changes in the trading price for PVH’s common stock;

•	net cash used or generated in Warnaco’s operations between the signing of the Warnaco acquisition agreement and completion of the acquisition;

•	other changes in Warnaco’s net assets that occur prior to the completion of the Warnaco acquisition, which could cause material changes in the information presented below; and

•	changes in the financial results of the combined company, which could change the future discounted cash flow projections.

The unaudited pro forma combined condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Warnaco acquisition been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial information should be read together with:

•	the accompanying notes to unaudited pro forma consolidated financial information;

•	the audited consolidated financial statements of PVH for the year ended January 29, 2012 and the notes relating thereto;

•	the unaudited consolidated financial statements of PVH as of and for the thirty-nine week period ended October 28, 2012 and the notes relating thereto;

•	the audited consolidated financial statements of Warnaco for the year ended December 31, 2011 and the notes relating thereto;

•	the unaudited consolidated financial statements of Warnaco as of and for the thirty-nine week period ended September 29, 2012 and the notes relating thereto; and

•	other information pertaining to PVH and Warnaco contained in or incorporated by reference into this prospectus supplement.

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

For the year ended

($ in thousands, except per share amounts)

	1/29/12 PVH	12/31/11 Warnaco	Transaction Adjustments	Footnote Reference	1/29/12 Pro Forma Consolidated PVH
Net sales	$5,410,028	$2,513,388	$(62,558)	3(i), 3(m)	$7,860,858
Royalty revenue	356,035	—	(100,112)	3(i), 3(m)	255,923
Advertising and other revenue	124,561	—	(46,500)	3(i), 3(m)	78,061

Total revenue	5,890,624	2,513,388	(209,170)		8,194,842
Cost of goods sold	2,834,735	1,412,446	(113,097)	3(h), 3(i)	4,134,084

Gross profit	3,055,889	1,100,942	(96,073)		4,060,758
Selling, general and administrative expenses	2,481,370	919,397	(19,121)	3(d), 3(i)	3,381,646
Debt modification costs	16,233	—	—		16,233
Equity in income of unconsolidated affiliates	1,367	—	—		1,367
Other loss	—	631	—		631

Income before interest and taxes	559,653	180,914	(76,952)		663,615
Interest expense	129,355	16,274	61,502	3(e)	207,131
Interest income	1,267	3,361	—		4,628

Income before taxes	431,565	168,001	(138,454)		461,112
Income tax expense	113,684	36,006	(41,060)	3(k)	108,630

Income from continuing operations before non-controlling interest	$317,881	$131,995	$(97,394)		$352,482

Less: Net loss attributable to non-controlling interest	—	257	—		257

Net income from continuing operations attributable to parent	$317,881	$132,252	$(97,394)		$352,739

Basic net income per share from continuing operations attributable to parent	$4.46	$3.07		3(l)	$4.48

Diluted net income per share from continuing operations attributable to parent	$4.36	$3.01		3(l)	$4.37

Weighted average common shares used to calculate net income per share:
Basic	67,158	42,426			74,622
Diluted	72,923	43,300			80,766

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

For the thirty-nine week period ended

($ in thousands, except per share amounts)

	10/28/12 PVH	9/29/12 Warnaco	Transaction Adjustments	Footnote Reference	10/28/12 Pro Forma Consolidated PVH
Net sales	$4,033,911	$1,790,990	$(52,328)	3(i), 3(m)	$5,772,573
Royalty revenue	271,917	—	(70,130)	3(i), 3(m)	201,787
Advertising and other revenue	100,971	—	(28,745)	3(i), 3(m)	72,226

Total revenue	4,406,799	1,790,990	(151,203)		6,046,586
Cost of goods sold	2,038,225	1,017,609	(120,611)	3(i)	2,935,223

Gross profit	2,368,574	773,381	(30,592)		3,111,363
Selling, general and administrative expenses	1,834,288	621,660	(11,370)	3(d), 3(f), 3(i)	2,444,578
Equity in income of unconsolidated affiliates	5,043	—	—		5,043
Other loss	—	12,638	—		12,638

Income before interest and taxes	539,329	139,083	(19,222)		659,190
Interest expense	86,729	13,708	51,975	3(e)	152,412
Interest income	846	2,705	—		3,551

Income before taxes	453,446	128,080	(71,197)		510,329
Income tax expense	107,221	44,489	(19,901)	3(k)	131,809

Income from continuing operations before non-controlling interest	$346,225	$83,591	$(51,296)		$378,520

Less: Net loss attributable to non-controlling interest	—	46	—		46

Net income from continuing operations attributable to parent	$346,225	$83,637	$(51,296)		$378,566

Basic net income per share from continuing operations attributable to parent	$4.78	$2.02		3(l)	$4.74

Diluted net income per share from continuing operations attributable to parent	$4.70	$1.99		3(l)	$4.64

Weighted average common shares used to calculate net income per share:
Basic	69,843	40,801			77,307
Diluted	73,730	41,526			81,573

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of

($ in thousands)

	10/28/12 PVH	9/29/12 Warnaco	Transaction Adjustments	Footnote Reference	10/28/12 Pro Forma Consolidated PVH
ASSETS
Current Assets:
Cash and cash equivalents	$276,630	$311,011	$27,010	3(a)i, 3(a)iv, 3(c), 3(f)	$614,651
Trade receivables, net of allowances for doubtful accounts	587,603	323,719	(12,130)	3(i), 3(m)	899,192
Other receivables	19,862	—	30,066	3(m)	49,928
Inventories, net	855,359	388,827	46,000	3(b)iii	1,290,186
Prepaid expenses	80,925	—	57,393	3(f), 3(g), 3(i), 3(m)	138,318
Other, including deferred taxes	91,740	166,817	(89,451)	3(m)	169,106

Total Current Assets	1,912,119	1,190,374	58,888		3,161,381
Property, Plant and Equipment, net	519,863	135,054	—		654,917
Goodwill	1,855,195	141,103	1,099,191	3(b)v, 3(f)	3,095,489
Tradenames	2,288,513	54,415	529,585	3(b)ii	2,872,513
Perpetual License Rights	86,000	22,797	133,203	3(b)ii	242,000
Other Intangibles, net	153,812	234,748	732,252	3(b)ii	1,120,812
Other Assets, including deferred taxes	170,469	74,002	44,120	3(c), 3(f), 3(g)	288,591

Total Assets	$6,985,971	$1,852,493	$2,597,239		$11,435,703

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$300,468	$173,616	$(10,573)	3(i)	$463,511
Accrued expenses	588,511	208,978	(43,020)	3(c), 3(f), 3(g), 3(i), 3(m)	754,469
Deferred revenue	24,473	—	(9,794)	3(i)	14,679
Current portion of long-term debt	84,000	4,697	(9,947)	3(c)	78,750
Short-term borrowings	142,514	44,696	—		187,210

Total Current Liabilities	1,139,966	431,987	(73,334)		1,498,619
Long-term debt	1,647,596	205,299	2,333,617	3(c)	4,186,512
Other Liabilities, including deferred taxes	1,151,785	171,249	522,250	3(b)iv, 3(c)	1,845,284
Redeemable non-controlling interest		15,275	—		15,275
Stockholders’ Equity:
Preferred stock	94,298	—	—		94,298
Common stock	71,037	531	6,933	3(a)ii, 3(j)	78,501
Additional paid in capital	1,511,574	773,821	104,592	3(a)ii, 3(a)iii, 3(j)	2,389,987
Retained earnings	1,485,067	712,420	(758,645)	3(c), 3(f), 3(g), 3(j)	1,438,842
Accumulated other comprehensive (loss) income	(85,378)	23,200	(19,463)	3(c), 3(j)	(81,641)
Less: shares of common stock held in treasury, at cost	(29,974)	(481,289)	481,289	3(j)	(29,974)

Total Stockholders’ Equity	3,046,624	1,028,683	(185,294)		3,890,013

Total Liabilities and Stockholders’ Equity	$6,985,971	$1,852,493	$2,597,239		$11,435,703

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

(in thousands, except per share amounts)

1. BASIS OF PRESENTATION

The unaudited pro forma consolidated financial information has been derived from financial statements prepared in accordance with GAAP and reflects the proposed acquisition of Warnaco by PVH.

The underlying financial information of PVH has been derived from the audited consolidated financial statements of PVH contained in PVH’s Annual Report on Form 10-K for the year ended January 29, 2012 and from the unaudited consolidated financial statements of PVH contained in PVH’s Quarterly Report on Form 10-Q for the quarter ended October 28, 2012. The underlying financial information of Warnaco has been derived from the audited consolidated financial statements of Warnaco contained in Warnaco’s Annual Report on Form 10-K for the year ended December 31, 2011 and from the unaudited consolidated financial statements of Warnaco contained in Warnaco’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2012.

The Warnaco acquisition has been treated as an acquisition of a business, with PVH as the acquirer and Warnaco as the acquiree, assuming that the Warnaco acquisition had been completed on January 31, 2011, for the unaudited pro forma consolidated income statements and on October 28, 2012, for the unaudited pro forma consolidated balance sheet.

This unaudited pro forma consolidated financial information is not intended to reflect the financial position and results of operations which would have actually resulted had the Warnaco acquisition been effected on the dates indicated. Further, the unaudited pro forma results of operations and balance sheet are not necessarily indicative of the results of operations that may be achieved in the future or what may be reflected in any future balance sheet. No account has been taken of the impact of transactions that have occurred or might occur subsequent to the dates referred to above. No adjustment, therefore, has been made for actions which may be taken once the Warnaco acquisition is complete, such as any integration plans related to Warnaco.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma consolidated financial information has been compiled in a manner consistent with the accounting policies adopted by PVH. These accounting policies are similar in most material respects to those of Warnaco. Any reclassifications made to align Warnaco’s financial information with PVH’s accounting policies are described in Note 3(m).

3. PRO FORMA TRANSACTION ADJUSTMENTS

The following pro forma adjustments have been made to reflect (i) the Warnaco acquisition; (ii) the issuance by PVH of debt to fund the Warnaco acquisition; (iii) the issuance by PVH of shares of PVH common stock as part of the merger consideration; and (iv) the extinguishment of a portion of PVH’s and Warnaco’s existing debt.

The estimated tax impact of each of these pro forma adjustments, excluding the fair value adjustment to deferred taxes in Note 3(b)iv below, is included in the total of tax adjustments explained in Note 3(k) below.

(a) Estimated Merger Consideration

Under the terms of the Warnaco acquisition, Warnaco will be acquired by PVH, for estimated total cash and stock consideration of $3,015,275. The estimated merger consideration was calculated as follows:

Total cash portion of the merger consideration	$2,120,008	i.
Total value of stock portion of the merger consideration	$826,571	ii.
PVH share price	$110.74	ii.
Total shares of PVH common stock to be issued	7,464	ii.
Total value of Warnaco employee replacement stock awards	$59,306	iii.
Total value of Warnaco employee performance awards	$9,390	iv.

Aggregate merger consideration	$3,015,275	v.

i.	For purposes of preparing this unaudited pro forma consolidated financial information, PVH has assumed that a portion of the cash portion of the merger consideration will come from the net proceeds from PVH’s issuance of debt. The value of the cash portion of the merger consideration is $2,120,008, which was calculated as $51.75 for each share of Warnaco common stock outstanding at the effective time of the Warnaco acquisition. For purposes of preparing this unaudited pro forma consolidated financial information, PVH has assumed that there are 40,966 shares of Warnaco common stock outstanding, which is equal to the amount outstanding at October 28, 2012. For each 1% change in the number of shares of Warnaco common stock outstanding, the value of the cash portion of the merger consideration will change by $21,200.

ii.	The value of the stock portion of the merger consideration is $826,571, which is reflected in the pro forma financial statements as an increase of $7,464 to common stock and an increase of $819,107 to additional paid in capital. The number of shares of PVH common stock to be issued in the Warnaco acquisition is calculated as 0.1822 of a share of PVH common stock for each share of Warnaco common stock outstanding at the effective time of the Warnaco acquisition, as set forth in the merger agreement. For purposes of preparing this unaudited pro forma consolidated financial information, PVH has assumed that there are 40,966 shares of Warnaco common stock outstanding, which is equal to the amount outstanding at October 28, 2012, and that the per share fair value underlying each share of PVH common stock issued to Warnaco stockholders in the Warnaco acquisition is $110.74, PVH’s closing stock price on November 26, 2012. The final fair value of stock portion of the merger consideration will be based on the number of shares of PVH common stock actually issued in the Warnaco acquisition and PVH’s stock price on the closing date of the Warnaco acquisition as required under GAAP. For each 1% change in the number of shares of Warnaco common stock outstanding, the value of the stock portion of the merger consideration will change by $8,266 and for each 1% per share change in PVH’s stock price, the value of the stock portion of the merger consideration will change by $8,266.

iii.	Each outstanding award of Warnaco stock options, restricted stock or restricted stock units will be assumed by PVH and converted into an award (subject to the same terms and conditions) of PVH stock options, restricted stock or restricted stock units. The value of the Warnaco employee replacement stock awards portion of the merger consideration is $59,306. The amount was determined by multiplying the value of the estimated number of Warnaco awards outstanding at the effective time of the Warnaco acquisition by the proportionate amount of the vesting period that has lapsed as of such date. For purposes of preparing this unaudited pro forma consolidated financial information, PVH has assumed that the per share fair value of each underlying share of Warnaco common stock that will be replaced is $71.18, Warnaco’s closing stock price on November 26, 2012. The final fair value of such shares of common stock will be based on the number of awards actually replaced and Warnaco’s stock price on the closing date of the Warnaco acquisition. For each 1% per share change in Warnaco’s stock price, the value of the replacement stock awards portion of the merger consideration will change by $593.

iv.	The value of Warnaco’s employees’ performance shares and performance share units portion of the estimated purchase consideration is $9,390. The amount represents the merger consideration to be paid out, before tax withholdings, promptly after the effective time of the Warnaco acquisition in respect of the target number of Warnaco performance awards that are outstanding immediately prior to the effective time of the Warnaco acquisition and to which the applicable performance period had not been completed as of the effective time of the Warnaco acquisition. For purposes of preparing this unaudited pro forma consolidated financial information, PVH has assumed that the per share fair value of each Warnaco performance award is $71.18, Warnaco’s closing stock price on November 26, 2012. The final fair value of the merger consideration related to the performance awards will be based on the number of awards outstanding and Warnaco’s stock price immediately before the effective time of the Warnaco acquisition. For each 1% per share change in Warnaco’s stock price, the value of the performance awards portion of the merger consideration will change by $94.

v.	The merger consideration expected to be issued upon the closing of the Warnaco acquisition reflected in this unaudited pro forma consolidated financial information does not purport to represent the merger consideration that will actually be issued upon the closing of the Warnaco acquisition. For example, as discussed above, the number and value of shares of PVH common stock issued as part of the merger consideration will be calculated on the closing date of the Warnaco acquisition and could differ materially from the number of shares of PVH common stock set forth above.

(b) Preliminary Allocation of Merger Consideration to Net Assets Acquired

Adjustments to reflect the preliminary allocation of merger consideration to net assets acquired are as follows:

Debit (Credit)
Book value of net assets acquired as of October 28, 2012	$1,028,683	i.
Fair value adjustments to net assets:
Identifiable intangible assets	1,395,040	ii.
Inventories, net	46,000	iii.
Other noncurrent liabilities	(524,228)	iv.
Goodwill	1,069,780	v.

Total fair value adjustments to net assets	1,986,592	vi.

Total merger consideration to be allocated	$3,015,275

i.	The unaudited pro forma consolidated financial information has been prepared using Warnaco’s available financial statements and disclosures. Therefore, except as noted below, the carrying value of assets and liabilities in Warnaco’s financial statements are considered to be a proxy for fair value of those assets and liabilities. In addition, certain pro forma adjustments, such as recording fair value of assets and liabilities and potential adjustments for consistency of accounting policy, except for the adjustments specifically described below, are not reflected in this unaudited pro forma consolidated financial information.

ii.	For purposes of the pro forma analysis, historical intangible assets have been increased $1,395,040 to reflect PVH’s preliminary estimate of the total fair value of intangible assets. Included in this adjustment is (a) a $529,585 increase to tradenames to reflect the total fair value of tradenames of $584,000; (b) a $219,203 increase to perpetual license rights to reflect the total fair value of perpetual license rights of $242,000; (c) an $86,000 decrease to perpetual license rights to reflect a reduction to PVH’s balance of perpetual license rights, as such rights are held by Warnaco; and (d) a $732,252 increase to other intangibles to reflect the total fair value of other intangibles of $967,000. These other intangibles represent reacquired license rights, customer relationships and order backlog.

iii.	Inventory, net was increased $46,000 to reflect PVH’s preliminary estimate of the fair value of inventory based on the net realizable value method, less the portion of the profit attributable to PVH.

iv.	Other noncurrent liabilities was increased $524,228 to reflect PVH’s preliminary estimate of the net deferred tax liability to be recorded in connection with these fair value adjustments.

v.	Goodwill was increased $1,069,780 to reflect the total excess of the merger consideration over the fair value of the assets acquired.

vi.	No other adjustments were made to the assets and liabilities of Warnaco to reflect their fair values. At this time there is insufficient information as to the specific nature, age, condition and location of Warnaco’s property, plant and equipment to make a reasonable estimation of fair value or the corresponding adjustment to depreciation and amortization. For each $10,000 fair value adjustment to property, plant and equipment, assuming a weighted-average useful life of 10 years, depreciation expense would change by approximately $1,000. Once PVH has complete information as to the specifics of Warnaco’s assets, the estimated values assigned to the assets and/or the associated estimated weighted-average useful life of the assets will likely be different than that reflected in this unaudited pro forma consolidated financial information and the differences could be material. Following completion of the Warnaco acquisition, PVH anticipates that the merger consideration allocation may differ materially from the preliminary assessment outlined above. Any change to the initial estimates of the fair value of the assets and liabilities will be recorded as an increase or decrease to goodwill.

(c) Debt

PVH intends to finance the Warnaco acquisition, in part, with the issuance of long-term debt. For purposes of preparing this unaudited pro forma consolidated financial information, PVH has assumed borrowings of approximately $1,200,000 in aggregate principal amount under a new senior secured Term Loan A facility (which we refer to as TLA) and approximately $1,875,000 in aggregate principal amount under a new senior secured Term Loan B facility (which we refer to as TLB). In addition, PVH estimates that it will issue approximately $500,000 of new senior unsecured notes offered hereby. The TLB debt is expected to be issued with an original issue discount. PVH expects to extinguish its current Term Loan A facility, its current Term Loan B facility and Warnaco’s current Term Loan B facility, as well as any interest rate swap or cap agreements associated with these facilities. PVH has outstanding $100,000 of 7 3/4% debentures due 2023 and $600,000 7 3/8% senior unsecured notes due 2020, which will remain outstanding. The following table reconciles the unaudited pro forma consolidated balance sheet impact of these transactions, which were reflected in the unaudited pro forma consolidated financial information as an increase to both cash and debt:

	Current Portion of Long-term Debt	Long-term Debt
Assumed carrying amount of debt issued:
TLA, TLB, and senior unsecured notes	$78,750	$3,486,875
Less:
Carrying amount of debt extinguished:
Current Term Loan A facility	(80,000)	(557,959)
Current Term Loan B facility	(4,000)	(390,000)
Current Warnaco Term Loan B facility	(2,000)	(195,500)
Premium on Warnaco interest rate cap	(2,697)	(9,799)

Net adjustment to debt	$(9,947)	$2,333,617

The debt structure and interest rates used for purposes of preparing the unaudited pro forma consolidated financial information may be considerably different than the actual amounts incurred by PVH based on market conditions at the time of the debt financing and other factors. Note 3(e) sets forth a sensitivity analysis related to the interest rates on debt to be issued.

The following adjustments were made to the unaudited pro forma consolidated financial information to reflect the impact of the expected extinguishment of the interest rate swap and cap agreements for PVH and Warnaco. There was a decrease in accrued expenses of $4,088, a decrease in other liabilities of $1,978, and a decrease in other noncurrent assets of $2,654, all with an offsetting net decrease to cash of $3,412 related to the settlement of the interest rate swap and the interest rate cap. The accumulated other comprehensive loss balance associated with PVH’s swap agreement was charged to retained earnings as of October 28, 2012, net of an estimated tax benefit. This resulted in an increase to accumulated other comprehensive income of $3,737 and a decrease to retained earnings of $3,737 to reflect the extinguishment of the net swap balance in accumulated other comprehensive loss. This also resulted in a decrease to other noncurrent assets of $2,329 and a decrease to accrued expenses of $2,329 to reflect the elimination of the tax benefit associated with the extinguishment of the swap.

(d) Amortization Expense

Adjustments were made to increase selling, general and administrative expenses to reflect estimated amortization of $43,684 for the year ended January 29, 2012 and $30,513 for the thirty-nine week period ended October 28, 2012. These adjustments were based on the assumption that $967,000 of the recorded intangible assets related to Warnaco would be definite lived, including $799,000 related to reacquired license rights, $165,000 related to customer relationships, and $3,000 related to order backlog. The estimated useful life of these intangible assets is approximately 33 years for reacquired license rights, 10 years for customer relationships, and four months for order backlog. In addition, adjustments were made to decrease selling, general and administrative expenses to eliminate historical Warnaco intangible asset amortization expense of $12,732 for the year ended January 29, 2012 and $7,802 for the thirty-nine week period ended October 28, 2012. In connection with these adjustments to amortization expense, adjustments were also made to decrease income taxes by $9,093 for the year ended January 29, 2012 and $6,118 for the thirty-nine week period ended October 28, 2012 to reflect the related tax benefits.

(e) Interest Expense

As discussed in Note 3(c) above, PVH currently estimates that it will borrow approximately $1,200,000 under TLA and approximately $1,875,000 under TLB. In addition, PVH estimates that it will issue approximately $500,000 of new senior unsecured notes offered hereby. The TLB debt is expected to be issued with an original issue discount.

Interest on the TLA and TLB borrowings will be variable. The rate is equal to an applicable margin plus an adjusted Eurocurrency Rate (indexed to the London inter-bank borrowing rate (which we refer to as LIBOR)) or an adjusted Base Rate, at the option of PVH. The adjusted rates on TLB will be subject to a floor. For purposes of this unaudited pro forma consolidated financial information, interest calculations were performed assuming the Eurocurrency Rate model, with a current LIBOR rate of 0.25% assumed for the adjusted Eurocurrency Rate for TLA and the 0.75% floor assumed for the Eurocurrency Rate for TLB. For purposes of this unaudited pro forma consolidated financial information, an assumed total weighted average interest rate of approximately 3.3% was used to reflect pro forma interest expense for TLA, TLB and the Senior Unsecured Notes offered hereby.

PVH has outstanding $100,000 of 7 3/4% debentures due 2023 and $600,000 7 3/8% senior unsecured notes due 2020, which will remain outstanding. PVH received requisite consents from the holders of the $600,000 7 3/8% senior unsecured notes due 2020 to amend the indenture governing the notes. The amendment increases the amount of secured indebtedness that PVH is permitted to incur without equally and ratably securing the notes. The total amount of the consent solicitation fee paid to the holders of the notes was $5,749. Such amount will be amortized to expense over the remaining life of the notes. With the exception of the consent solicitation fee amortization, this unaudited pro forma consolidated financial information does not reflect any adjustment to interest expense related to these debt facilities. In addition, certain of Warnaco’s debt facilities are expected to remain post-acquisition; therefore, this unaudited pro forma consolidated financial information does not reflect any adjustment to interest expense related to those facilities.

Pro forma adjustments have been made to reflect: (i) the addition in interest expense related to the new debt issued based on the assumptions described above and amortization of a consent solicitation fee described above; and (ii) the reduction in interest expense related to PVH’s and Warnaco’s existing term loan facilities that are expected to be extinguished.

The net adjustment of these transactions was calculated as follows:

	Year Ended 1/29/2012	Thirty-Nine Week Period Ended 10/28/2012
Interest expense on debt issued:
TLA, TLB, and senior unsecured notes	$119,091	$87,978
Amortization of capitalized debt issuance costs	14,560	10,689
Amortization of consent solicitation fee	821	616
Interest expense on debt extinguished:
Existing Term Loan A facility	(26,582)	(19,022)
Existing Term Loan B facility	(29,906)	(11,790)
Amortization of capitalized debt issuance costs (extinguished debt)	(10,743)	(9,302)
Interest expense on existing Warnaco debt, excluding certain facilities	(4,394)	(6,018)
Amortization of capitalized debt issuance costs (Warnaco’s existing debt)	(1,345)	(1,176)

Net adjustment to interest expense	$61,502	$51,975

The debt structure and interest rates used for purposes of preparing the unaudited pro forma consolidated financial information may be considerably different than the actual amounts incurred by PVH based on a number of factors, including market conditions at the time of the debt financing and other factors. For example, PVH may issue additional senior unsecured notes in place of a portion of the committed TLB borrowings included in this unaudited pro forma consolidated financial information, which may result in a higher interest rate for a portion of PVH’s debt. A 0.125% change in the interest rates applied to PVH’s debt structure assumed for purposes of this unaudited pro forma consolidated financial information would change the estimated annual interest expense by approximately $4,464.

(f) Transaction Costs

PVH has estimated that total transaction costs incurred by PVH and Warnaco will be $163,850 inclusive of acquisition-related costs and debt issuance costs, including a consent solicitation fee paid to the holders of PVH’s $600,000 7 3/8% senior unsecured notes due 2020 to amend the indenture governing such notes. The actual transaction costs incurred could differ materially from this estimate. A reasonable allocation of fees paid to attorneys that are involved with completing both the Warnaco acquisition and the issuance of debt has been made to acquisition-related costs and debt issuance costs based on consultation with these professionals. Based on this allocation and information specific to each aspect of the Warnaco acquisition, the following adjustments to the unaudited pro forma consolidated financial information have been made:

Acquisition-related costs

$77,100 of the total transaction costs has been allocated to completing the Warnaco acquisition, of which $30,300 and $46,800 relates to estimated costs expected to be incurred by PVH and Warnaco, respectively. Because PVH is required to expense these costs as they are incurred, PVH’s estimated costs of $30,300 have been charged to retained earnings as of October 28, 2012. The estimated tax benefit associated with these costs was $7,465. Warnaco’s estimated costs of $46,800 have been reflected as an increase to goodwill. The estimated tax benefit associated with these costs was $17,389. No adjustment has been made to the unaudited pro forma consolidated income statements for these costs as they are non-recurring. However, $3,489 of such costs were included in PVH’s historical combined selling, general and administrative expenses for the thirty-nine week period ended October 28, 2012. The tax benefit associated with these costs was $860. As such, the unaudited pro forma consolidated income statement was adjusted to eliminate these costs, as were accrued expenses and retained earnings in the unaudited pro forma consolidated balance sheet.

Debt issuance costs

$86,750 of the total transaction costs has been allocated to debt issuance. This amount includes upfront and arranger fees which are based on a percentage of debt issued, subject to certain other terms, which may ultimately be different than the amount assumed for purposes of this unaudited pro forma consolidated financial information due to differences in the amount of the debt ultimately issued and certain other factors. These differences could be material. The costs allocated to debt issuance have been capitalized and reflected in the unaudited pro forma consolidated balance sheet as an increase in prepaid expenses of $15,381 and an increase in other noncurrent assets of $71,369. In the unaudited pro forma consolidated income statements, these costs are amortized to expense over the life of the debt instruments under the effective interest method. The adjustments to the unaudited pro forma consolidated income statements for these costs are reflected in Note 3(e).

(g) Debt Extinguishment Costs

Debt extinguishment costs related to the early extinguishment of PVH’s current Term Loan A and Term Loan B facilities and a portion of Warnaco’s historical debt are estimated to be $29,845, which relates to the write-off of previously capitalized debt issuance costs. This amount has been reflected as a decrease in prepaid expenses of $7,579 and a decrease in other noncurrent assets of $22,266. Because PVH is required to expense these costs as they are incurred, they have been charged to retained earnings. The estimated tax benefit associated with these costs was $7,563. No adjustment has been made to the unaudited pro forma consolidated income statements for these costs as they are non-recurring.

(h) Cost of Sales

As discussed in the fair value adjustments described in Note 3(b)iii, inventory was increased to reflect PVH’s preliminary estimate of the fair value of inventory based on the net realizable value method, less the portion of the profit attributable to PVH. As such, PVH has increased cost of goods sold for the year ended January 29, 2012 by $46,000 to reflect the increased valuation of Warnaco’s inventory as the acquired inventory is sold, which is assumed to occur within the first three months following the closing of the Warnaco acquisition.

(i) Elimination of Intercompany Transactions

The unaudited financial statements of PVH and Warnaco reflect certain transactions that, if the Warnaco acquisition had been completed on January 31, 2011 for the unaudited pro forma consolidated income statements and on October 28, 2012 for the unaudited pro forma consolidated balance sheet, would have been eliminated as intercompany transactions. PVH has made the following adjustments to the unaudited pro forma consolidated income statements and balance sheet to eliminate these transactions:

Debit (Credit)	Year Ended 1/29/2012	Thirty-Nine Week Period Ended 10/28/2012
Net sales	$51,103	$45,685
Royalty revenue	107,994	74,926
Advertising and other revenue	50,073	30,592
Cost of goods sold	(159,097)	(120,611)
Selling, general and administrative expenses	(50,073)	(30,592)
Trade receivables		(34,991)
Prepaid expenses		(9,794)
Accounts payable		10,573
Accrued expenses		24,418
Deferred revenue		9,794

(j) Elimination of Warnaco’s Stockholders’ Equity

An adjustment to eliminate Warnaco’s common stock of $531, additional capital of $773,821 retained earnings of $712,420, accumulated other comprehensive income of $23,200 and treasury stock of $481,289 was reflected in the unaudited pro forma consolidated balance sheet as of October 28, 2012.

(k) Taxation

The estimated tax impacts have been calculated with reference to the statutory rates in effect for PVH and Warnaco for the periods presented. Blended tax rates of 29.0% and 27.4% have been used for the combined company for the year ended January 29, 2012 and the thirty-nine week period ended October 28, 2012, respectively. The effective tax rate of the combined company could be materially different than the rate assumed for purposes of preparing the unaudited pro forma consolidated financial information for a variety of factors, including post-acquisition activities. Accrued expenses was decreased by $33,886 and other assets was decreased by $2,329 as of October 28, 2012 for the net impact of the adjustments described in this Note 3. In addition, income tax expense was decreased by $41,060 and $19,901 for the year ended January 29, 2012 and the thirty-nine week period ended October 28, 2012, respectively for the net impact of the adjustments described in this Note 3.

(l) Net Income per Common Share

PVH’s calculations of pro forma net income per share of PVH common stock from continuing operations attributable to parent for the year ended January 29, 2012 and the thirty-nine week period ended October 28, 2012 include the impact of items discussed in this Note 3, including the pro forma impact on assumed common stock dividends and the estimated weighted average number of shares of PVH common stock outstanding on a pro forma basis. The pro forma weighted average number of shares of PVH common stock outstanding for the year ended January 29, 2012 and thirty-nine week period ended October 28, 2012 have been calculated as if the shares issued in connection with the Warnaco acquisition had been issued and outstanding as of January 31, 2011.

The following table sets forth the computation of basic pro forma net income per share of PVH common stock from continuing operations attributable to parent and diluted pro forma net income per share of PVH common stock from continuing operations attributable to parent for the year ended January 29, 2012 and the thirty-nine week period ended October 28, 2012:

	Year Ended 1/29/2012	Thirty-Nine Week Period Ended 10/28/2012
Pro forma net income from continuing operations attributable to parent	$352,739	$378,566
Less:
Pro forma net income allocated to participating securities	18,749	12,111

Pro forma net income available to PVH common stockholders for basic pro forma net income per share of PVH common stock from continuing operations attributable to parent	333,990	366,455
Add back:
Pro forma net income allocated to participating securities	18,749	12,111

Pro forma net income available to PVH common stockholders for diluted pro forma net income per share of PVH common stock from continuing operations attributable to parent	$352,739	$378,566

Weighted average shares of PVH common stock outstanding for basic pro forma net income per share of PVH common stock from continuing operations attributable to parent	74,622	77,307
Pro forma impact of dilutive securities	1,955	1,711
Pro forma impact of assumed participating convertible preferred stock conversion	4,189	2,555

Weighted average shares of PVH common stock for diluted pro forma net income per share of PVH common stock from continuing operations attributable to parent	80,766	81,573
Basic pro forma net income per share of PVH common stock from continuing operations attributable to parent	$4.48	$4.74
Diluted pro forma net income per share of PVH common stock from continuing operations attributable to parent	$4.37	$4.64

(m) Reclassifications

Certain amounts were reclassified in the financial statements of Warnaco so their presentation would be consistent with that of PVH.

Warnaco’s components of total revenue were reclassified as follows:

Debit (Credit)	Year Ended 12/31/11	Thirty-Nine Week Period Ended 9/29/12
Net sales	$11,455	$6,643
Royalty revenue	(7,882)	(4,796)
Advertising and other revenue	(3,573)	(1,847)

Certain of Warnaco’s balance sheet line items were reclassified as follows:

Debit (Credit)	As of 9/29/12
Trade receivables, net of allowances for doubtful accounts	$22,861
Other receivables	30,066
Prepaid expenses	59,385
Other current assets	(89,451)
Accrued expenses	(22,861)

(n) Summary of Transaction Adjustments

A summary of the transaction adjustments summarized in this Note 3 to each line within the financial statements follows:

Debit (Credit)	Footnote Reference		Year Ended 1/29/2012	Thirty-Nine Week Period Ended 10/28/2012
Net Sales
Eliminate intercompany	3	(i)	$51,103	$45,685
Reclassifications	3	(m)	11,455	6,643

Total transaction adjustment			$62,558	$52,328

Royalty Revenue
Eliminate intercompany	3	(i)	$107,994	$74,926
Reclassifications	3	(m)	(7,882)	(4,796)

Total transaction adjustment			$100,112	$70,130

Advertising and Other Revenue
Eliminate intercompany	3	(i)	$50,073	$30,592
Reclassifications	3	(m)	(3,573)	(1,847)

Total transaction adjustment			$46,500	$28,745

Cost of Goods Sold
Amortize inventory fair value adjustment	3	(h)	$46,000
Eliminate intercompany	3	(i)	(159,097)	$(120,611)

Total transaction adjustment			$(113,097)	$(120,611)

Selling, General and Administrative Expenses
Amortization on acquired intangibles	3	(d)	$43,684	$30,513
Eliminate Warnaco’s historical intangible amortization	3	(d)	(12,732)	(7,802)
Eliminate PVH historical transaction costs	3	(f)		(3,489)
Eliminate intercompany	3	(i)	(50,073)	(30,592)

Total transaction adjustment			$(19,121)	$(11,370)

Interest Expense
Adjust for assumed debt structure	3	(e)	$61,502	$51,975

Total transaction adjustment			$61,502	$51,975

Income Tax Expense
Net tax impacts of adjustments	3	(k)	$(41,060)	$(19,901)

Total transaction adjustment			$(41,060)	$(19,901)

Debit (Credit)	Footnote Reference		Thirty-Nine Week Period Ended 10/28/2012

Cash and Cash Equivalents
Cash portion of merger consideration	3	(a)i	$(2,120,008)
Warnaco employee performance awards to be paid in cash	3	(a)iv	(9,390)
Net change in total debt	3	(c)	2,323,670
Extinguish interest rate swap and cap	3	(c)	(3,412)
Transaction costs	3	(f)	(163,850)

Total transaction adjustment			$27,010

Trade Receivables, net of allowances for doubtful accounts
Eliminate intercompany	3	(i)	$(34,991)
Reclassifications	3	(m)	22,861

Total transaction adjustment			$(12,130)

Other Receivables
Reclassifications	3	(m)	$30,066

Total transaction adjustment			$30,066
Inventories, net
Inventory fair value adjustment	3	(b)iii	$46,000

Total transaction adjustment			$46,000

Prepaid Expenses
Debt issuance costs on new debt	3	(f)	$15,381
Write-off of debt issuance costs on extinguished debt	3	(g)	(7,579)
Eliminate intercompany	3	(i)	(9,794)
Reclassifications	3	(m)	59,385

Total transaction adjustment			$57,393

Other Current Assets, including Deferred Taxes
Reclassifications	3	(m)	$(89,451)

Total transaction adjustment			$(89,451)

Goodwill
Preliminary allocation of consideration	3	(b)v	$1,069,780
Warnaco’s transaction costs, net of taxes	3	(f)	29,411

Total transaction adjustment			$1,099,191

Tradenames
Preliminary allocation of consideration	3	(b)ii	$529,585

Total transaction adjustment			$529,585

Perpetual License Rights
Preliminary allocation of consideration	3	(b)ii	$133,203

Total transaction adjustment			$133,203

Debit (Credit)	Footnote Reference		Thirty-Nine Week Period Ended 10/28/2012

Other Intangibles, net
Preliminary allocation of consideration	3	(b)ii	$732,252

Total transaction adjustment			$732,252

Other Assets, including Deferred Taxes
Extinguish interest rate swap and cap	3	(c)	$(2,654)
Eliminate tax benefit associated with extinguishment of interest rate swap	3	(c)	(2,329)
Debt issuance costs on new debt	3	(f)	71,369
Write-off of debt issuance costs on extinguished debt	3	(g)	(22,266)

Total transaction adjustment			$44,120

Accounts Payable
Eliminate intercompany	3	(i)	$10,573

Total transaction adjustment			$10,573

Accrued Expenses
Extinguish interest rate swap and cap	3	(c)	$4,088
Eliminate tax benefit associated with extinguishment of interest rate swap	3	(c)	2,329
Tax effect of PVH’s transaction costs	3	(f)	7,465
Tax effect of Warnaco’s transaction costs	3	(f)	17,389
Eliminate PVH historical transaction costs	3	(f)	3,489
Eliminate tax effect of PVH historical transaction costs	3	(f)	(860)
Tax effect of debt extinguishment costs	3	(g)	7,563
Eliminate intercompany	3	(i)	24,418
Reclassifications	3	(m)	(22,861)

Total transaction adjustment			$43,020

Deferred Revenue
Eliminate intercompany	3	(i)	$9,794

Total transaction adjustment			$9,794

Current Portion of Long-Term Debt
Net change in debt	3	(c)	$9,947

Total transaction adjustment			$9,947

Long-Term Debt
Net change in debt	3	(c)	$(2,333,617)

Total transaction adjustment			$(2,333,617)

Other Liabilities, including Deferred Taxes
Preliminary Allocation of consideration	3	(b)iv	$(524,228)
Extinguish interest rate swap and cap	3	(c)	1,978

Total transaction adjustment			$(522,250)

Debit (Credit)	Footnote Reference		Thirty-Nine Week Period Ended 10/28/2012

Common Stock
Stock portion of merger consideration	3	(a)ii	$(7,464)
Eliminate Warnaco’s equity	3	(j)	531

Total transaction adjustment			$(6,933)

Additional Paid in Capital
Stock portion of merger consideration	3	(a)ii	$(819,107)
Value of Warnaco employee replacement awards	3	(a)iii	(59,306)
Eliminate Warnaco’s equity	3	(j)	773,821

Total transaction adjustment			$(104,592)

Retained Earnings
Extinguish interest rate swap and cap	3	(c)	$3,737
PVH’s transaction costs, net of taxes	3	(f)	22,835
Eliminate PVH historical transaction costs	3	(f)	(3,489)
Eliminate tax effect of PVH historical transaction costs	3	(f)	860
Write-off of debt issuance costs on extinguished debt, net of taxes	3	(g)	22,282
Eliminate Warnaco’s equity	3	(j)	712,420

Total transaction adjustment			$758,645

Accumulated Other Comprehensive (Loss) Income
Extinguish interest rate swap and cap	3	(c)	$(3,737)
Eliminate Warnaco’s equity	3	(j)	23,200

Total transaction adjustment			$19,463

Common Stock Held in Treasury, at cost
Eliminate Warnaco’s equity	3	(j)	$(481,289)

Total transaction adjustment			$(481,289)